Exhibit 99.1

API Technologies Reports Results for the Fiscal Fourth Quarter

Ended November 30, 2012

ORLANDO, FL – (Business Wire) –February 12, 2013 – API Technologies Corp. (NASDAQ:ATNY) (“API”, “API Technologies”, or the “Company”), a trusted provider of RF/microwave, microelectronics, and security solutions for critical and high-reliability applications, today announced results for the fiscal fourth quarter and twelve months ended November 30, 2012.

•	Record bookings of $76.6 million resulting in a book-to-bill ratio of 1.2 to 1 in the fiscal fourth quarter.

•	Revenue of $280.8 million for the twelve months ended November 30, 2012, up from $197.6 for the twelve months ended November 30, 2011.

•	Revenue of $62.7 million for the fiscal fourth quarter compared to $75.1 million in the prior year’s comparable quarter.

•	On February 6, 2013, announced the repayment of a term loan facility and entry into new credit agreements.

“Fiscal 2012 was a transformational year for API Technologies, as we successfully integrated three strategic acquisitions and emerged as a leading provider of high-reliability electronics solutions,” said Bel Lazar, President and Chief Executive Officer of API Technologies. “In spite of ongoing defense industry headwinds and a challenging macroeconomic environment, we won record orders and achieved a positive book-to-bill ratio of 1.2 to 1 in the fourth quarter, positioning us for future growth.”

Results for the Quarter Ended November 30, 2012

API Technologies reported revenue of $62.7 million for the quarter ended November 30, 2012, compared to $68.4 million in the quarter ended August 31, 2012 and $75.1 million in the quarter ended November 30, 2011.

Gross profit, as a percent of sales, was 20.2% for the quarter ended November 30, 2012, versus 22.3% for the quarter ended August 31, 2012 and 23.7% for quarter ended November 30, 2011. Excluding restructuring costs, gross margin was 21.4% in the quarter ended November 30, 2012 compared to 24.9% in the quarter ended August 31, 2012. Adjusted EBITDA for the quarter ended November 30, 2012 was $8.3 million (13.2% margin) versus $9.3 million (13.7% margin) for the quarter ended August 31, 2012, and $11.4 million (15.2% margin) for the quarter ended November 30, 2011.

API Technologies posted a net loss of $12.3 million for the quarter ended November 30, 2012 versus a net loss of $27.7 million for the quarter ended August 31, 2012 and a net loss of $2.5 million for the quarter ended November 30, 2011. Restructuring costs recorded in the quarter ended November 30, 2012 were approximately $3.3 million, versus $2.2 million in the quarter ended August 31, 2012 and $1.7million in the comparable period of 2011. During the quarter ended August 31, 2012, the Company recorded a Goodwill impairment charge of $24.3 million, which adjusted the estimated write-down taken in the quarter ended May 31, 2012.

Results for the Twelve Months Ended November 30, 2012

API Technologies reported revenue of $280.8 million for the twelve months ended November 30, 2012 compared to $197.6 million for the same period in the prior-year period. The increase in revenue was primarily due to acquisitions completed in the past twelve months. Gross margin was 20.0% for the twelve months ended November 30, 2012 versus 20.8% for the prior-year period. Adjusted EBITDA was $39.6million for the twelve months ended November 30, 2012 compared to $16.2 million for the twelve months ended November 30, 2011.

API Technologies posted a net loss of $148.7 million for the twelve months ended November 30, 2012 compared to a net loss of $17.3 million for the twelve months ended November 30, 2011. The increase in net loss was driven primarily by $111.3 million of Goodwill impairment charges, $17.7 million of restructuring charges, and $12.6 million of convertible note financing costs recorded in fiscal 2012. Restructuring costs recorded in the twelve months ended November 30, 2012 were approximately $17.7 million compared to approximately $6.0 million for the fiscal year ended November 30, 2011.

At the end of the November 30, 2012 quarter, the Company had $21.2 million of cash and cash equivalents, including $0.7 million of restricted cash, and $185.4 million of debt obligations, net of discounts.

As announced in October, API Technologies’ Board of Directors has retained Jefferies & Company, Inc. (“Jefferies”) as its financial advisor. Jefferies continues to assist the Board in evaluating the unsolicited interest for one or more of the company’s business units, as well as a full range of strategic alternatives. API noted that there can be no assurance that this process will result in any agreement or transaction. API does not intend to discuss or disclose developments with respect to the Board’s process unless and until the Board has approved a specific course of action.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal fourth quarter results tomorrow, February 13, at 10:00 a.m. Eastern Time. Bel Lazar, President and Chief Executive Officer, and Phil Rehkemper, Executive Vice President and Chief Financial Officer, will host the call.

The call will be available by dialing 866-605-3852 or 412-317-6789 and accessible by webcast at www.apitech.com. Recorded replays of the webcast will be available for 30 days on the Company’s website and by telephone for 30 days at 877-344-7529, replay passcode #10023558, beginning 2:00 p.m. Eastern Time on February 13, 2013.

About API Technologies Corp.

API Technologies designs, develops and manufactures electronic systems, subsystems, RF and secure solutions for technically demanding defense, aerospace and commercial applications. API Technologies’ customers include many leading Fortune 500 companies. API Technologies trades on the NASDAQ under the symbol ATNY. For further information, please visit the Company website at www.apitech.com.

Non-GAAP Financial Information

In this press release, API has provided a non-GAAP financial measure for Gross Margin and Adjusted EBITDA. Non-GAAP Gross Margin excludes restructuring charges and Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization), excludes discontinued operations, restructuring charges, acquisition charges, goodwill impairment, earn-out reversals, a C-MAC pro forma adjustment, foreign exchange loss, Spectrum acquisition inventory fair value, stock-based compensation expenses, amortization of note discounts and deferred financing costs, and certain other adjustments. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss or gross margin determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

SafeHarbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, the ability of our review of strategic alternatives to maximize stockholder value and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contacts:

Phil Rehkemper

EVP and Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Chris Witty

Darrow Associates

+1 646-438-9385

cwitty@darrowir.com

API Technologies Corp.

Financial Results

For the Three and Twelve Months Ended November 30, 2012

Consolidated Statement of Operations (unaudited)

in thousands USD

	For the Three Months Ended Nov. 30, 2012	For the Three Months Ended Nov. 30, 2011	For the Twelve Months Ended Nov. 30, 2012	For the Twelve Months Ended Nov. 30, 2011
Revenue, net	$62,749	$75,082	$280,820	$197,569
Cost of revenues
Cost of revenues	49,344	57,121	214,460	154,875
Restructuring charges	706	195	10,336	1,514

Total cost of revenues	50,050	57,316	224,796	156,389

Gross profit	12,699	17,766	56,024	41,180

Operating expenses
General and administrative	7,024	5,105	26,825	23,908
Selling expenses	3,940	3,504	15,753	12,057
Research and development	2,406	2,636	10,297	6,176
Business acquisition and related charges	584	638	4,027	13,436
Restructuring charges	2,631	1,453	7,366	4,446

	16,585	13,336	64,268	60,023

Operating income (loss)	(3,886)	4,430	(8,244)	(18,843)
Other expenses (income), net
Goodwill impairment	—	—	111,300	—
Interest expense, net	4,311	3,328	16,209	7,729
Amortization of note discounts and deferred financing costs	727	524	15,684	3,900
Other expense (income), net	3,225	228	898	(329)

	8,263	4,080	144,091	11,300

Loss from continuing operations before income taxes	(12,149)	350	(152,335)	(30,143)
Expense (benefit) for income taxes	154	2,837	(3,632)	(12,851)

Income (loss) from continuing operations, net of income taxes	(12,303)	(2,488)	(148,703)	(17,292)
Income (loss) from discontinued operations, net of income taxes	—	—	—	(36)

Net income (loss)	$(12,303)	$(2,488)	$(148,703)	$(17,328)

Income (loss) per share from continuing operations—Basic and diluted	$(0.22)	$(0.05)	$(2.69)	$(0.40)
Income (loss) per share from discontinued operations—Basic and diluted	$0.00	$0.00	$0.00	$0.00

Net income (loss) per share—Basic and diluted	$(0.22)	$(0.05)	$(2.69)	$(0.40)

Weighted average shares outstanding
Basic	55,368,033	52,404,074	55,314,263	43,177,538
Diluted	55,368,033	52,416,071	55,314,263	43,177,538

Consolidated Balance Sheets (unaudited)

in thousands USD

	November 30, 2012	November 30, 2011
Assets
Current
Cash and cash equivalents	$20,535	$15,689
Restricted cash	700	700
Accounts receivable	45,229	52,983
Inventories, net	67,962	72,017
Deferred income taxes	1,101	4,797
Prepaid expenses and other current assets	2,644	1,705

	138,171	147,891
Fixed assets, net	41,792	44,149
Fixed assets held for sale	900	3,217
Goodwill	156,002	253,170
Intangible assets, net	50,090	50,001
Other non-current assets	9,344	8,019

Total assets	$396,299	$506,447

Liabilities and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$41,487	$46,002
Deferred revenue	385	1,892
Current portion of long-term debt	2,328	1,917

	44,200	49,811
Deferred income taxes	3,410	9,905
Other long-term liabilities	1,048	—
Long-term debt, net of current portion and discount	183,087	165,267

	231,745	224,983

Preferred Stock, net of discounts	25,581	—

Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	326,973	322,675
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(192,513)	(43,810)
Accumulated other comprehensive income	2,085	171

	138,973	281,464

Total Liabilities and Shareholders’ Equity	$396,299	$506,447

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three and twelve months GAAP net loss to non-GAAP Adjusted EBITDA from continuing operations.

	Three Months Ended November 30,		Twelve Months Ended November 30,
	2012	2011	2012	2011
Net income (loss)	$(12,303)	$(2,488)	$(148,703)	$(17,328)
Adjustments
Interest expense, net	4,311	3,328	16,209	7,729
Amortization of note discounts and deferred financing costs	727	524	15,684	3,900
Depreciation and amortization	5,045	4,056	18,230	10,619
Goodwill impairment	—	—	111,300	—
Income taxes	154	2,837	(3,632)	(12,851)
Stock based compensation	290	128	2,224	2,900
Restructuring	3,337	1,650	17,702	5,960
Acquisition related charges	584	638	4,027	13,436
Other adjustments (A)	4,884	—	6,283	92
Spectrum acquisition inventory fair value	—	732	—	1,704
SenDEC earn-out reversal	—	—	(2,213)	—
C-MAC pro-forma adjustment	924	—	2,100	—
Foreign exchange (gain) loss	301	42	425	42
Discontinued operations	—	—	—	36

Adjusted EBITDA	$8,254	$11,447	$39,636	$16,239

Adjusted EBITDA Margin	13.2%	15.2%	14.1%	8.2%

(A)	Charges in 2012 primarily relate to non-cash inventory provisions, a $1.9 million impairment write-down on assets held for sale ($1.8 million in Q4-2012), and a $1.1 million loss contingency accrual in Q4-2012.

Additional Adjusted EBITDA Reconciliations

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA for our reportable segments for the quarter ended November 30, 2012.

	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
	Q4	Q4	Q4	Q4	Q4	Q4
Revenue	$48,721	$3,370	$52,091	$10,658	$—	$62,749
Net Income (loss)	(1,999)	(246)	(2,245)	(2,906)	(7,152)	(12,303)
Adjustments
Interest expense, Net	1,850	(2)	1,848	86	2,377	4,311
Amortization of note discounts and deferred financing costs	—	—	—	—	727	727
Depreciation & amortization	4,011	134	4,145	820	80	5,045
Goodwill impairment	—	—	—	—	—	—
Income taxes	(119)	(42)	(161)	10	305	154
Stock based compensation	—	—	—	—	290	290
Restructuring	880	634	1,514	1,749	74	3,337
Acquisition related charges	8	—	8	—	576	584
C-MAC pro-forma adjustments	924	—	924	—	—	924
Other adjustments (A)	3,313	—	3,313	373	1,198	4,884
Foreign exchange loss	—	—	—	—	301	301
Net corporate costs (B)	(950)	(66)	(1,016)	(208)	1,224	—
Add-Back Total	9,917	658	10,575	2,830	7,152	20,557

Adjusted EBITDA	$7,918	$412	$8,330	$(76)	$—	$8,254

Adjusted EBITDA Margin	16.3%	12.2%	16.0%	-0.7%		13.2%

(A)	Charges relate to non-cash inventory provisions.
(B)	Net Corporate costs are allocated to the three segments by percentage of total consolidated revenues.

Additional Adjusted EBITDA Reconciliations

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA for our reportable segments for the quarter ended November 30, 2011.

	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
	Q4	Q4	Q4	Q4	Q4	Q4
Revenue	$45,651	$6,456	$52,107	$22,975	$—	$75,082
Net Income (loss)	1,617	658	2,275	340	(5,103)	(2,488)
Adjustments
Interest expense, Net	—	9	9	—	3,319	3,328
Amortization of note discounts and deferred financing costs	—	—	—	—	524	524
Depreciation & amortization	2,832	84	2,916	1,120	20	4,056
Goodwill impairment	—	—	—	—	—	—
Income taxes	2,578	225	2,803	3	31	2,837
Stock based compensation	—	—	—	—	128	128
Restructuring	554	442	996	564	90	1,650
Acquisition related charges	150	—	150	—	488	638
Spectrum fair value adjustments	732	—	732	—	—	732
Foreign exchange loss	32	18	50	—	(8)	42
Net corporate costs (A)	(311)	(44)	(355)	(156)	511	—
Add-Back Total	6,567	734	7,301	1,531	5,103	13,935

Adjusted EBITDA	$8,184	$1,392	$9,576	$1,871	$—	$11,447

Adjusted EBITDA Margin	17.9%	21.6%	18.4%	8.1%		15.2%

(A)	Net Corporate costs are allocated to the three segments by percentage of total consolidated revenues.

Gross Margin without Restructuring Charges

$ amounts in thousands USD

	Three Months Ended	Three Months Ended	Three Months Ended
	November 30, 2012	August 31, 2011	November 30, 2011
Revenue	$62,749	$68,448	$75,082
Gross Profit	$12,699	$15,285	$17,766
Restructuring	$706	$1,738	$195
Gross profit without restructuring	$13,405	$17,023	$17,961
Gross margin % without restructuring	21.4%	24.9%	23.9%